                                                                   Exhibit 23.02


                   [SAMIL ACCOUNTING CORPORATION LETTERHEAD]


                                                         August 13, 1999

We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-78665) of Fairchild Semiconductor International, Inc. of our report dated February 24, 1999 relating to the financial statements of the Power Device Business of Samsung Electronics Co., Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Samil Accounting Corporation
Samil Accounting Corporation

Seoul, Korea
August 13, 1999